UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2011

CSG SYSTEMS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27512	47-0783182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9555 Maroon Circle, Englewood, CO		80112
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 200-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A is being filed by CSG Systems International, Inc. (“CSG”) to amend the Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on May 23, 2011, under Item 5.07, to report the results of its Annual Meeting of Stockholders held on May 17, 2011 (the “Annual Meeting”). CSG is filing this amendment to that Form 8-K to disclose the Board of Directors’ decision regarding the frequency of future stockholder non-binding advisory votes on executive compensation.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 17, 2011, at the Annual Meeting, CSG’s stockholders voted, on a non-binding basis, to hold annual advisory votes regarding CSG’s executive compensation. As a result of the shareholder advisory vote, CSG’s Board of Directors determined, at its meeting on August 24, 2011, that CSG will hold future non-binding advisory votes on executive compensation on an annual basis. The next required stockholder advisory vote regarding the frequency interval is six years, although an earlier vote regarding the frequency interval may be held at the Board of Directors’ discretion.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 30, 2011

CSG SYSTEMS INTERNATIONAL, INC.

By:	/s/ Randy R. Wiese
Randy R. Wiese,
Chief Financial Officer and
Principal Accounting Officer

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